UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MAN SANG HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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MAN SANG HOLDINGS, INC.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon, Hong Kong

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2007

To the Stockholders of Man Sang Holdings, Inc.:

An Annual Meeting of Stockholders of Man Sang Holdings, Inc. (the “Company”) will be held at 19/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, at 11:00 a.m., on Wednesday, August 1, 2007 for the following purposes:

1.	To elect six Directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To adopt Man Sang Holdings, Inc. 2007 Stock Option Plan.

3.	To ratify the appointment of Grant Thornton as the Company’s independent auditors.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on June 19, 2007 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting.  Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

YOUR VOTE IS IMPORTANT!  PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.  IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

By Order of the Board of Directors

                                                                                    /s/ Phyllis Chan
Phyllis Chan
Secretary
Hong Kong
July 9, 2007

MAN SANG HOLDINGS, INC.
21/F Railway Plaza
39 Chatham Road South
Tsimshatsui, Kowloon, Hong Kong

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2007

Purpose

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Man Sang Holdings, Inc., a Nevada corporation (the “Company”), to be voted at the 2007 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Annual Meeting”).  The Annual Meeting is scheduled to be held at 19/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, on Wednesday, August 1, 2007 at 11:00 a.m. local time.  The accompanying enclosed notice of the Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about July 9, 2007.  All of the expenses in connection with soliciting proxies from stockholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this Proxy Statement to the beneficial owners of the Company’s common stock, $0.001(a) par value (the “Common Stock”), will be borne by the Company.

Quorum and Voting Procedures

The presence at the Annual Meeting, in person or by proxy, of the holders representing a majority of voting powers of the outstanding shares of the Common Stock and Series A Preferred Stock (as defined below) entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.  Shares of Common Stock and Series A Preferred Stock represented by a properly dated, signed and returned proxy card will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy card is marked as casting a vote or abstaining.

Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum is present at the Annual Meeting, the six nominees for election to the Board of Directors who receive a plurality of votes cast for the election of directors present in person or represented by proxy shall be elected directors. The appointment of Grant Thornton as the Company’s independent auditors will be ratified if a majority of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 3 hereof. Abstentions and broker non-votes will not affect the outcome of the voting because they will not represent votes cast.

If a quorum is present, the affirmative vote, in person or by proxy, of a majority of shares of Common Stocks and Series A Preferred Stock present and entitled to vote at the Annual Meeting, will be necessary for the adoption of Man Sang Holdings, Inc. 2007 Stock Option Plan (the “Stock Option Plan”) pursuant to Proposal 2 hereof. Broker non-votes are treated as not being present in person or by proxy at the Annual Meeting and, therefore, will not affect the outcome of the voting on any of the proposals hereunder. Abstentions are treated as being present and, because the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock present and entitled to vote on a particular proposal is necessary for adoption of such proposal, the effect of an abstention is a vote against the proposal.

The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement.  If any other matter should come before the Annual Meeting, the persons named in accompanying proxy card intend to vote such proxies in accordance with their best judgment.

_____________
(a) Unless otherwise indicated as Hong Kong dollars or HK$, all financial information contained herein is presented in US dollars.  The translation of Hong Kong dollar amounts into United States dollars are for convenience only and have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2007.  Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

Proxies and Revocation of Proxies

The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company, and not properly revoked, prior to or at the Annual Meeting prior to the closing of the polls, it will be voted in accordance with the specifications made thereon.  Proxies on which no specification has been made by the stockholder will be voted FOR the election of the nominees of the Board of Directors named herein to the Board of Directors, FOR the ratification of the appointment of the designated independent auditors, FOR the adoption of the Stock Option Plan and at the discretion of the persons named in the proxy card on any other business that may properly come before the Annual Meeting.  Any proxy given pursuant to this solicitation may be revoked by the person giving it anytime before it is voted.  Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date than the date of the proxy; or (ii) attending the Annual Meeting and voting in person.

Voting Securities

The Board of Directors has fixed June 19, 2007 as the record date (the “Record Date”) for the determination of holders of Common Stock entitled to notice of and to vote at the Annual Meeting.  At the close of business on that date, there were outstanding and entitled to vote 6,382,582 shares of the Common Stock.  The holders of the Common Stock will be entitled to one vote per share of the Common Stock registered in their names on the books of the Company at the close of business on the Record Date.  In addition to the Common Stock, there were 100,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) outstanding and entitled to vote as of the Record Date.  The holders of Series A Preferred Stock, as a class, are entitled to an aggregate of 3,191,225 votes at the Annual Meeting, in all matters voted on by the stockholders of the Company.

Securities Ownership of Certain Beneficial Owners and Management

Common Stock

The information furnished in the following table indicates beneficial ownership of shares of the Company’s Common Stock, as of June 29, 2007, by (i) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director, nominee for director and each executive officer of the Company, individually, and (iii) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Cafoong Limited (2)(4)	3,437,501	53.86%
Mr. Cheng Chung Hing, Ricky (2) (3) (5)	3,750,001	58.75%
Mr. Cheng Tai Po (2) (4) (5)	3,750,001	58.75%
Mr. Hung Kwok Wing, Sonny (5)	- 0 -	*
Mr. Lai Chau Ming, Matthew (5)	- 0 -	*
Mr. Wong Gee Hang, Henry (5)	- 0 -	*
Mr. Tsui King Chung, Francis (5)	- 0 -	*
Mr. Pak Wai Keung, Martin (5)	- 0 -	*
All executive officers and directors as a group (7 persons)	3,750,001	58.75%
_____________
 *           Less than 1%

(1)
This disclosure is made pursuant to certain rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”) and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes.  Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable.

(2)
Cafoong Limited owns directly 1,697,344 shares of Common Stock of the Company.  Cafoong Limited also owns indirectly 1,740,157 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company.  Because Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited.

(3)	Includes share options exercised on November 22, 2005 to purchase 312,500 shares of Common Stock of the Company.

(4)
Includes 312,500 shares of Common Stock of the Company owned by Mr. Cheng Chung Hing, Ricky. Mr. Cheng Tai Po may be deemed to be the beneficial owner of those shares of Common Stock by virtue of their relationship as brothers.

(5)	Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

Series A Preferred Stock

The following table is furnished as of June 29, 2007, to indicate beneficial ownership of the Company’s Series A Preferred Stock by (i) each stockholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s Series A Preferred Stock, (ii) each director, nominee for director and each executive officer of the Company, individually, and (iii) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Cafoong Limited (1) (2)	100,000	100%
Mr. Cheng Chung Hing, Ricky (1) (2)	100,000	100%
Mr. Cheng Tai Po (1) (2)	100,000	100%
Mr. Hung Kwok Wing, Sonny (2)	- 0 -	*
Mr. Lai Chau Ming, Matthew (2)	- 0 -	*
Mr. Wong Gee Hang, Henry (2)	- 0 -	*
Mr. Tsui King Chung, Francis (2)	- 0 -	*
Mr. Pak Wai Ming, Martin (2)	- 0 -	*
All executive officers and directors as a group (7 persons)	100,000	100%
___________
(1)
Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the shares of Series A Preferred Stock of the Company owned by Cafoong Limited.

(2)	Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

Changes in Control

To the knowledge of management, there are no present arrangements or pledges of securities of the Company that may result in a change in control of the Company.

PROPOSAL 1
ELECTION OF DIRECTORS

Six directors are to be elected to serve until the next annual meeting of stockholders or until their successors are elected and shall have been qualified or until his earlier resignation, removal or death.  The Board of Directors has nominated Mr. Cheng Chung Hing, Ricky; Mr. Cheng Tai Po; Mr. Hung Kwok Wing, Sonny; Mr. Lai Chau Ming, Matthew; Mr. Wong Gee Hang, Henry; and Mr. Tsui King Chung, Francis to serve as directors (the “Nominees”).  Directors shall be elected by stockholders holding a plurality of the votes represented by the shares of Common Stock and Series A Preferred Stock present at the Annual Meeting.  In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to present such lesser number of directors in accordance with the Company’s Amended and Restated Bylaws.  The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director.  Any vacancy occurring between stockholders’ meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors.  A director elected to fill a vacancy shall hold office until the next annual stockholders’ meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Nominees

The following table sets forth, as of June 29, 2007, the name, age, and position(s) held with the Company, of each director of the Company and the period or periods during which he has served in his respective position(s).  The information with respect to each Nominee is set forth in the description of business experience of such persons below.

Name	Age	Position(s) held	Term of Office
Mr. Cheng Chung Hing, Ricky	46	President and Chairman of the Board Chief Executive Officer Chief Financial Officer	1/96 - present 1/98 - present 2/99 - 8/99 and 8/00 - 8/03
Mr. Cheng Tai Po	55	Vice Chairman of the Board	1/96 - present
Mr. Hung Kwok Wing, Sonny	44	Director	3/05 - present
Mr. Lai Chau Ming, Matthew	54	Director	11/96 - present
Mr. Wong Gee Hang, Henry	72	Director	4/05 – present
Mr. Tsui King Chung, Francis	45	Director	1/06 - present

Information regarding Executive Officers

The following table sets forth, as of June 29, 2007, the name, age, and position(s) held with the Company, of each executive officer of the Company and the period or periods during which he has served in his respective position(s).  The information with respect to each executive officer is set forth in the description of business experience of such persons below.

Name	Age	Position(s) held	Term of Office
Mr. Cheng Chung Hing, Ricky	46	President and Chairman of the Board	1/96 - present
		Chief Executive Officer	1/98 - present
Mr. Cheng Tai Po	55	Vice Chairman of the Board	1/96 - present
Mr. Pak Wai Keung, Martin	43	Chief Financial Officer	8/06 - present

Business Experience of Directors and Executive Officers

Mr. CHENG Chung Hing, Ricky, co-founder of the Company with its subsidiaries (the “Group”), has served as Chairman of the Board of Directors and President of the Company since January 8, 1996, and of Man Sang International (B.V.I.) Limited (“Man Sang BVI”) since December 1995. He was appointed Chief Executive Officer of the Company on January 2, 1998.  He served as Chief Financial Officer from February to August 1999 and from August 2000 to August 2003.  Mr. Cheng was appointed Chairman and a Director of Man Sang

International Limited (“MSIL”), an indirect subsidiary listed on The Stock Exchange of Hong Kong Limited, in August 1997.  Prior to the reorganization of the Group in late 1995, which culminated in the Company’s issuance of Common Stock and Series A Preferred Stock in exchange for all the outstanding securities of Man Sang BVI in January 1996 (the “Group Reorganization”), he had served as chairman and president of various companies within the Group.  Mr. Cheng has over 20 years’ experience in the pearl business and is responsible for overall planning, strategic formulation and business development of the Company.

Mr. CHENG Tai Po, co-founder of the Group, has served as Vice Chairman of the Company since January 1996 and of Man Sang BVI since December 1995.  He was appointed Deputy Chairman and a Director of MSIL in August 1997.  Prior to the Group Reorganization, he served as vice-chairman of various companies within the Group.  Mr. Cheng has over 20 years’ experience in the pearl business and is responsible for purchasing and processing of pearls as well as overall planning, strategic formulation and business development of the Company.

Mr. HUNG Kwok Wing, Sonny, was appointed as a Director of the Company in November 1996. He left the Company in 2000 and rejoined the Company in November 2002. He has served as a Director of the Company since March 2005, and is currently the Assistant to the Chairman. Mr. Hung is responsible for the formulation and execution of the Company’s strategies as well as external affairs. Prior to joining the Company in November 1996, Mr. Hung had worked in banking and financial institutions for over 10 years. Mr. Hung holds a Bachelor of Science in both Finance and Banking and a Master in Business Administration from the Baptist University of Hong Kong and a Master in Accounting from the Chinese University of Hong Kong.

Mr. LAI Chau Ming, Matthew, has served as a Director of the Company since November 1996.  Mr. Lai has been Sales Associate Director of DBS Vickers (Hong Kong) Limited since July 1996.  Prior to his joining DBS Vickers, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, one of the biggest investment companies in Hong Kong.  Mr. Lai has 30 years’ experience in investment.  He is experienced in the areas of financial management and planning.

Mr. WONG Gee Hang, Henry, has served as a Director of the Company since April 2005. Mr. Wong has over 30 years of experience in accounting, property investment and development and general management. Mr. Wong is the Managing Director of Marspeed Limited, a consultancy firm of property development, investment and management. Mr. Wong had been a member of senior management in a Hong Kong blue chip property developer for more than 15 years. He is a full member of The Hong Kong Management Association and holds a Doctoral Degree in Business Administration.

Mr. TSUI King Chung, Francis, has served as a Director of the Company since January 2006. Mr. Tsui has over 10 years of experience in financial services and business development consultancy both in the United States and in Hong Kong.  Mr. Tsui is the Managing Director of eBiz Incubation & Investment Co. Ltd. He holds a PhD in History and a Master in Business Administration.

Mr. PAK Wai Keung, Martin, has served as Chief Financial Officer since August 2006. Mr. Pak had worked for several international accounting firms and a bank in Hong Kong. He is responsible for the financial and accounting management and corporate governance affairs of the Company. Mr. Pak is a fellow member of Hong Kong Institute of Certified Public Accountants. He has over 18 years of experience in accounting, finance and management.

Family Relationships

Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po are brothers.  Other than the foregoing, there are no family relationships among the above name directors and executive officers of the Company.

Compliance with Section 16(a) of Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and holders of more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC.  Based solely on a review of copies of the forms provided to the Company, or written representations that no other filing of forms was required, we believe that for fiscal 2007, all reports required under Section 16(a) were timely filed.

Committees and Attendance of the Board of Directors

Audit Committee

The Audit Committee operates under a written charter and held five meetings during the fiscal year ended March 31, 2007. Mr. Wong Gee Hang, Henry serves as Chairman, and Mr. Lai Chau Ming, Matthew and Mr. Tsui King Chung, Francis are committee members.  Mr. Wong has served as a Director of the Company since April 2005. Mr. Wong has over 30 years of experience in accounting, property investment and development and general management. Mr. Wong is the Managing Director of Marspeed Limited, a consultancy firm of property development, investment and management. Mr. Wong had been a member of senior management in a Hong Kong blue chip property developer for more than 15 years. He is a full member of The Hong Kong Management Association and holds a Doctoral Degree in Business Administration. All the committee members are independent as defined in the applicable standards of the American Stock Exchange (“AMEX”).

The Board of Directors has, in its reasonable judgment, (1) determined that all members of the Audit Committee are financially literate, (2) designated Mr. Wong Gee Hang, Henry as an “audit committee financial expert”, and (3) determined that Mr. Lai, Mr. Wong and Mr. Tsui of the Audit Committee are “independent” from management.

The Audit Committee appoints the independent auditors, reviews their independence, evaluates their fees, makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company.  Besides the monitoring function, the Audit Committee also makes recommendations on improvements and conducts any other duties as the Board of Directors may delegate.

A current copy of the Company’s Audit Committee Charter is posted on the Company’s website at www.man-sang.com.

Report of the Audit Committee

With respect to fiscal 2007, the Audit Committee has:

-	reviewed and discussed with the Company’s independent auditors and with management the audited financial statements for the year ended March 31, 2007;

-	discussed with the independent auditors the matters outlined in the Statement on Auditing Standards No.61 (Codification of Auditing Standards AU §380), as may be modified or supplemented;

-
received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 (Independence Standards Board Standards No.1, Independence Discussions with Audit Committees); and

-           discussed with the independent auditors the independent auditors’ independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that audited financial statements for the year ended March 31, 2007 be included in the Company’s annual report on Form 10-K for the year ended March 31, 2007.

The Audit Committee also reviewed the Company’s unaudited financial statements and reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 2006 before presentation to the Board of Directors for approval and release.

Audit Committee
Mr. Wong Gee Hang, Henry, Chairman
Mr. Lai Chau Ming, Matthew
Mr. Tsui King Chung, Francis

Compensation Committee

The Company’s Compensation Committee consists of Mr. Lai Chau Ming, Matthew as Chairman, and Mr. Wong Gee Hang, Henry and Mr. Tsui King Chung, Francis as committee members.

The Compensation Committee deliberates and stipulates the compensation policy for the Company and administers the 1996 Stock Option Plan.  Each year the Compensation Committee directs the Company, through an internal committee consisting of the Chief Financial Officer, the executive directors and Manager of Human Resources and Administration, to prepare a compensation philosophy and strategy statement for the compensation of the executives and a proposed executive compensation framework for the year. When establishing the proposed compensation framework, in keeping with the Company’s goal of attracting, motivating, and retaining executives who will contribute to the Company’s long-term success and an increase in the value of our shares, the internal committee undertakes the review of comparative compensation offered by peer companies that may compete with the Company for executive talents. The peer group used by the Company for compensation comparison and analysis purposes includes companies with workforce size, revenues, assets, and market value within a certain range above and below the Company’s levels. The internal committee periodically reviews the comparative compensation offered by the peer group and makes changes as appropriate to reflect changes in the market and the Company’s industry. The peer group is not necessarily limited to a particular industry as the Company believes it competes for executive talent across a wider group of entities. In addition, the peer group may not be the same as the peer group used by the Company for purposes of the Performance Graph furnished in the Company’s annual report on Form 10-K.

During the year ended March 31, 2007, the Compensation Committee met twice and had discussed and reviewed the personnel system and compensation package to the directors and officers of the Company.

The Compensation Committee does not have a Compensation Committee Charter.

Nominating Committee

The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the independent directors (as defined in the applicable standards of AMEX) of the Board of Directors (the “Board”).  It is the Board’s view that it is appropriate not to have a separately designated nominating committee because given the size of the Company and the Board the costs of having such a committee outweigh the benefits of doing so.  The current independent directors – namely, Mr. Lai Chau Ming, Matthew, Mr. Tsui King Chung, Francis and Mr. Wong Gee Hang, Henry, nominated the Nominees set forth in this Proxy Statement.

A current copy of the Company’s Nomination Charter is posted on the Company’s website at www.man-sang.com.  The independent directors will consider recommendations from stockholders holding more than five percent (5%) of the Company’s outstanding stock for candidates for the Board.  The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of the Secretary of the Company not less than 120 days nor more than 180 days before the first anniversary of the date of this Proxy Statement.

Attendance of the Board of Directors

During the year ended March 31, 2007, the Board of Directors held five meetings and adopted a unanimous written consent of action.  Mr. Wong Gee Hang, Henry, Mr. Lai Chau Ming, Matthew and Mr. Tsui King Chung, Francis attended 80% of the meetings of the Board of Directors, but they attended all meetings of the Audit Committee and Compensation Committee.   No director attended fewer than 75% of the total number of board meetings and the total number of meetings held by all committees of the Board of Directors on which he served.

Six directors of the Company attended 2007 annual meeting of the Company.

 Stockholder Communications to the Board of Directors

Stockholder may contact an individual director, the Board of Directors as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:  21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication.  The Company will initially receive and process communications before forwarding them to the addressee.  The Company generally will not forward to the directors a stockholder communication that it determines to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company.

Code of Ethics

                On June 15, 2005, the Board of Directors adopted a written code of ethics.  The code of ethics is available for review on the Company’s web site at www.man-sang.com and a free copy will be made available upon request from the stockholders of the Company.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee of the Board of Directors shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates by reference into such filing.

The Compensation Committee of the board of directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the SEC.

Compensation Committee
Mr. Lai Chau Ming, Matthew, as Chairman of the Compensation Committee
Mr. Wong Gee Hang, Henry
Mr. Tsui King Chung, Francis

Overview

The Compensation Committee of the Company is comprised of three independent directors:  Mr. Lai Chau Ming, Matthew, as Chairman, Mr. Wong Gee Hang, Henry, and Mr. Tsui King Chung, Francis. The Compensation Committee meets at least once a year, and more often if needed. Each meeting includes an executive session, with no member of management present.

None of our executive officers currently serves on the Compensation Committee. Save as disclosed in “Certain Relationships and Related Transactions”, none of our executive officers is, or was during fiscal 2007, serving as a director of or member of the compensation committee of another entity, one of whose executive officers serves, or served, as a director of or on our Compensation Committee.

While for convenience of reference this Proxy Statement has used “the Company” when referring to the overall business of the Group, Man Sang Holdings, Inc. itself only has one employee.  Each employee director of the Company has entered into a service agreement with MSIL.  Other executive officers are employed by a subsidiary of MSIL.

At the 2006 Annual General Meeting of MSIL held in August 2006, the stockholders of MSIL passed a resolution to authorize its Board of Directors to fix remuneration of all directors (which for MSIL would include all its executives) for the year.  The MSIL Board determined that the compensation packages of its directors were generally competitive.  Hence, the compensation packages remained unchanged for fiscal 2007.

As at June 19, 2007, the Company via its subsidiary, Man Sang BVI, holds 494,406,000 shares, or 49.26% of the issued capital, of MSIL.  Since the overall compensation of the executive officers of the Company is determined by the Board of Directors of MSIL, the Company’s Compensation Committee takes up a monitoring function.  The Compensation Committee reviews the decisions of the MSIL Board in relation to this issue.  Should the Compensation Committee disagree with the decisions of the MSIL Board, the Compensation Committee may advise the Company’s Board of Directors to vote in any general meeting of MSIL against authorizing the MSIL Board to fix compensation for MSIL’s directors and executives.

For fiscal 2007, all executive officers received their salaries from MSIL and each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus of $128,205 (HK$1,000,000) from the Company.

With respect to the Chairman and the Vice Chairman, the Compensation Committee members acknowledged that they have brought to the Company not only their expertise and personal relationships in the pearl industry, but also their vision, foresight and efforts to steer the Company towards more diversified business.  The Compensation Committee and MSIL determine executives’ bonuses based on their long-term contributions over time, rather than basing such bonuses on the Company’s or a particular executive’s performance in a given fiscal year.  The Compensation Committee members also took into account the need to retain such highly qualified officers by providing competitive compensation packages.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The objectives of the compensation programs of the Company are to attract and retain high performing executives, to provide a substantial link between the Company’s performance and executive pay, and to provide stockholders with a superior rate of return. The Compensation Committee makes its decisions based primarily on its understanding of total compensation in relation to comparably sized companies based on general industry data.

Elements of Compensation

Components of the total executive compensation package include:

Base Salary:   Each executive officer’s base salary is set on the basis of the Compensation Committee’s assessment of salary levels in effect for comparable positions in the labor market, the executive officer’s personal performance, and the executive officer’s base salary relative to other employees and members of the management team. The weight given these factors may vary from individual to individual. Base salaries are reviewed annually, and adjustments are made in accordance with the factors described above.

Bonus:    For the bonus to our management team, the potential bonus payment is a target percentage of the base salary with the maximum limit of 100% of the base salary.  In fiscal 2007, the Compensation Committee or its designated internal committee made reference to the market data performance, including sales, inventory, accounts receivable.

Long-term Incentive Compensation:   To reward, executive officers for the long term growth in the value of the Company’s shares, the Compensation Committee also makes annual long-term incentive grants. Non-qualified and incentive stock options have been the primary form of long-term incentive for our executive officers.

Personal benefits and perquisites:  The Company provides executives with certain personal benefits, including golf club membership and right to use leasehold property at no cost, to assist the Company in remaining competitive in the marketplace and to encourage executives to remain with the Company.

Executive Stock Ownership

While the Company promotes share ownership by its executive officers, and encourages them to acquire shares through long-term stock incentives, there are currently no specific guidelines for executive ownership in relation to compensation.

Executive Compensation

During fiscal 2007, including its Chief Executive Officer, the Company had five executive officers in the management team, whose annual compensation exceeded (or would have exceeded if annualized) HK$780,000 (approximately $100,000).

Summary Compensation Table

The following table sets forth information with respect to compensation of our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer during fiscal 2007, 2006 and 2005.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (6)	Non-Equity Incentive Plan Compensation	All Other Compensation (11)	Total
		($)	($)	($)	($)	($)	($)	($)
Mr. Cheng Chung Hing, Ricky	2007	384,615	128,205(2)	--	9,253(7)	--	121,385(12)	643,458
	2006	384,615	128,205(2)	--		--	117,923(12)	630,743
	2005	384,615	128,205 (2)	--	--	--	103,154(12)	615,974

Mr. Cheng Tai Po	2007	384,615	128,205 (2)	--	9,253(7)	--	2,846(13)	524,919
	2006	384,615	128,205(2)	--	--	--	2,698(13)	515,518
	2005	384,615	128,205(2)	--	--	--	2,337(13)	515,157

Ms. Yan Sau Man, Amy	2007	211,538	205,128(3)	--	92,530(8)	--	--	509,196
	2006	192,308	192,308(3)	--		--	--	384,616
	2005	192,308	192,308(3)	--		--	--	384,616

Mr. Hung Kwok Wing, Sonny	2007	141,026	51,282(4)	--	92,530(9)	--	--	284,838
	2006	128,205	51,282(4)	--	--	--	--	179,487
	2005	128,205	25,641(4)	--	--	--	--	153,846

Mr. Pak Wai Keung, Martin	2007	95,824	12,821(5)	--	177,288(10)	--	--	285,933
_____________

(1)
All compensation values reported in the following Summary Compensation Table are presented in US dollar.  However, the named executive officers received all compensation in HK dollars.  The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2007.  Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus of $128,205 (HK$1,000,000) from the Company for each of fiscal 2007, 2006 and 2005.

(3)	Ms. Yan Sau Man, Amy received a bonus of $205,128 (HK$1,600,000), $192,308 (HK$1,500,000) and $192,308 (HK$1,500,000) from MSIL for fiscal 2007, 2006 and 2005, respectively.

(4)	Mr. Hung Kwok Wing, Sonny received a bonus of $51,282 (HK$400,000), $51,282 (HK$400,000) and $25,641 (HK$200,000) from the Company for fiscal 2007, 2006 and 2005, respectively.

(5)	Mr. Pak Wai Keung, Martin received a bonus of $12,821 (HK$100,000) from MSIL for fiscal 2007.

(6)
During fiscal year 2007, MSIL granted 73,000,000 share options to purchase shares in MSIL at three different times.  The aggregate fair value of all share options granted was $847,051 (HK$6,607,000), computed in accordance with the Black-Scholes option pricing model (the “Model”).

(7)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received 1,000,000 share options from MSIL in fiscal 2007. The fair value of the share options to each of them is $9,253 (HK$72,173).

(8)	Ms. Yan Sau Man, Amy received 10,000,000 share options from MSIL in fiscal 2007. The fair value of these share options is $92,530 (HK$721,734).

(9)	Mr. Hung Kwok Wing, Sonny received 10,000,000 share options from MSIL in fiscal 2007. The fair value of these share options is $92,530 (HK$721,734).

(10)	Mr. Pak Wai Keung, Martin received 5,000,000 share options from MSIL in fiscal 2007. The fair value of these share options is $177,288 (HK$1,382,846).

(11)
Although the officers receive certain perquisites such as company provided life insurance, travel insurance, medical insurance and mandatory provident fund, and Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po receive personal use of the Company’s golf club membership, the value of such perquisites did not exceed the lesser of $25,000 (HK$195,000) or 10% of the total amount of perquisites and personal benefits for that officer.

(12)
In addition to the amounts referred to in notes (2) and (7) above, Mr. Cheng Chung Hing, Ricky is provided the right to use a leasehold property of the Company at no cost as his personal residence. The estimated fair rental value of such leasehold property was $121,385 (HK$946,800), $117,923 (HK$919,800) and $103,154 (HK$804,600) for fiscal 2007, 2006 and 2005, respectively. The estimated fair rental value is based on the “rateable value” assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap. 116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(13)
For fiscal 2007, 2006 and 2005, the Company paid government rates amounting to $2,846 (HK$22,200), $2,698 (HK$21,045) and $2,337 (HK$18,225), respectively, on behalf of Mr. Cheng Tai Po for his own residential property.

Grants of Plan-Based Award Table

The following table sets forth information with respect to the grants of plan-based awards to our Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, during fiscal 2007.

GRANTS OF PLAN-BASED AWARDS(1)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (7)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Mr. Cheng Chung Hing, Ricky	May 2, 2006	--	--	--	--	--	--	--	1,000,000(2)	0.0324(5)	9,253
Mr. Cheng Tai Po	May 2, 2006	--	--	--	--	--	--	--	1,000,000(2)	0.0324 (5)	9,253
Ms. Yan Sau Man, Amy	May 2, 2006	--	--	--	--	--	--	--	10,000,000(3)	0.0324 (5)	92,530
Mr. Hung Kwok Wing, Sonny	May 2, 2006	--	--	--	--	--	--	--	10,000,000(3)	0.0324 (5)	92,530
Mr. Pak Wai Keung, Martin	March 13, 2007	--	--	--	--	--	--	--	5,000,000(4)	0.0641(6)	177,288
_____________

(1)
All values reported in the Grants of Plan-Based Awards Table are presented in US dollar.  However, the exercise price and the grant date fair value of the option awards are in HK dollars.  The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2007.  Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	Represents 1,000,000 share options granted by MSIL to purchase 1,000,000 shares of MSIL to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po.

(3)	Represents 10,000,000 share options granted by MSIL to purchase 10,000,000 shares of MSIL to each of Ms. Yan Sau Man, Amy and Mr. Hung Kwok Wing, Sonny.

(4)           Represents 5,000,000 share options granted by MSIL to purchase 5,000,000 shares of MSIL to Mr. Pak Wai Keung, Martin.

(5)
The exercise price of each share option is $0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006.

(6)
The exercise price of each share option is $0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including March 13, 2007.

(7)	The fair value of all share options granted by MSIL to the named executive officers in the Grants of Plan-Based Awards Table was computed in accordance with the Model.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The compensation paid to our named executive officers in fiscal 2007, 2006 and 2005 summarized in our Summary Compensation Table above is determined in accordance with the service agreements that we have entered into with each of our named executive officers.

Man Sang Holdings, Inc. itself has only one employee, Mr. Hung Kwok Wing, Sonny. He entered into a service agreement with the Company on September 16, 2002, and commenced his services on November 1, 2002.  The annual basic salary is $128,205 (HK$1,000,000). He is also entitled to a discretionary bonus in respect of each fiscal year. Such service agreement may be terminated by either party by giving the other written notice of not less than 3 months.

MSIL entered into service agreements with each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy on September 8, 1997.  The major terms of these agreements are as follows:

-
the service agreement of each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is for an initial term of 3 years commencing on September 1, 1997, renewed for another term of 3 years commencing on September 1, 2000, and a further term of 3 years commencing on September 1, 2003 and a further term of 3 years commencing on September 1, 2006.  Each service agreement may be terminated by either party by giving the other written notice of not less than 3 months;

-
the annual base salary payable to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy shall be $384,615 (HK$3,000,000), $461,538 (HK$3,600,000) and $211,538 (HK$1,650,000), respectively, subject to annual review by the Board of MSIL every year; and

-
each of Mr. Cheng Chung Hing Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is also entitled to a discretionary bonus in respect of each fiscal year. The amount of such discretionary bonuses shall be determined by the MSIL Board each year, provided that the aggregate of all discretionary bonuses payable by MSIL to its executive directors in any fiscal year shall not exceed 10% of the net profits (after tax and after extraordinary items) of MSIL for such year as shown in its audited accounts.

MSIL entered into an employment contract with Mr. Pak Wai Keung, Martin on August 18, 2006.  The annual basic salary is $166,667 (HK$1,300,000). He is also entitled to a discretionary bonus in respect of each fiscal year. The employment contract may be terminated by either party by giving the other written notice of not less than 2 months.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards at fiscal 2007 year-end of our Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Mr. Cheng Chung Hing, Ricky	1,000,000(3)	-	-	0.0324(7)	May 1, 2010
Mr. Cheng Tai Po	1,000,000(3)	-	-	0.0324(7)	May 1, 2010
Ms. Yan Sau Man, Amy	10,000,000(4)	-	-	0.0324(7)	May 1, 2010
Mr. Hung Kwok Wing, Sonny	8,000,000(5)	-	-	0.0324(7)	May 1, 2010
Mr. Pak Wai Keung, Martin	-	5,000,000(6)	-	0.0641(8)	May 1, 2010
_____________
(1)
All values reported in the following Outstanding Equity Awards At Fiscal Year-End Table are presented in US dollar.  However, the option exercise price of the option awards is in HK dollars.  The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2007.  Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	The shares options granted by MSIL to each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po, Ms. Yan Sau Man, Amy and Mr. Hung Kwok Wing, Sonny are exercisable immediately on the grant date.

(3)	Represents 1,000,000 share options granted by MSIL to purchase 1,000,000 shares of MSIL to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po.

(4)	Represents 10,000,000 share options granted by MSIL to purchase 10,000,000 shares of MSIL to Ms. Yan Sau Man, Amy.

(5)	Represents 8,000,000 share options granted by MSIL to purchase 8,000,000 shares of MSIL to Mr. Hung Kwok Wing, Sonny.

(6)	Represents 5,000,000 share options granted by MSIL to purchase 5,000,000 shares of MSIL to Mr. Pak Wai Keung, Martin. Such share options shall only be vested on December 31, 2007.

(7)
The exercise price of each share option is $0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006.

(8)           The exercise price of each share option is $0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including March 13, 2007.

Option Exercises and Stock Vested Table

The following table indicates the number of options exercised as of March 31, 2007, and the value of exercisable options, which represents the positive spread between the exercise price of existing share options and the price of the Common Stock at March 31, 2007.

OPTION EXERCISES AND STOCK VESTED(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Cheng Chung Hing, Ricky	-	-	-	-
Mr. Cheng Tai Po	-	-	-	-
Ms. Yan Sau Man, Amy	-	-	-	-
Mr. Hung Kwok Wing, Sonny	2,000,000 (2)	4,359	-	-
Mr. Pak Wai Keung, Martin	-	-	-	-
_____________

(1)
All values reported in the following Option Exercises and Stock Vested Table are presented in US dollar.  However, the value realized on exercise of the option awards is in HK dollars.  The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2007.  Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	Represents 2,000,000 ordinary shares of MSIL acquired by Mr. Hung Kwok Wing, Sonny upon the exercise of 2,000,000 shares options granted by MSIL.

Equity Compensation Plan Information

The following table sets forth, as of March 31, 2007 (a) the number of securities to be issued upon exercise of outstanding options, warrants and rights, (b) the weighted average of exercise price of such outstanding options, warrants and rights, and (c) the number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a)), under (i) equity compensation plans that have been approved by security holders and (ii) equity compensation plans that have not been approved by security holders of the Company.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	--	--	--

Equity compensation plans not approved by security holders	--	--	75,187,093 (2)
_______________________

(1)	Per agreement with AMEX, the Company shall not issue any more options under its 1996 Stock Option Plan.

(2)
Shares indicated are those issuable under MSIL’s share option scheme adopted by its shareholders on August 2, 2002 (the “Share Option Scheme”).  The Share Option Scheme is administered by the MSIL Board of Directors, whose decisions are final and binding on all parties.  The Compensation Committee of the Company takes up a monitoring function.

Under the Share Option Scheme, the MSIL Board of Directors may grant options to an employee, officer, agent or consultant of MSIL or any of its subsidiaries, including any executive or non-executive director of MSIL or any of its subsidiaries, who satisfy certain criteria set out in the Share Option Scheme.  The per share exercise price must be at least the highest of (i) the closing price of MSIL shares as stated in The Stock Exchange of Hong Kong Limited’s daily quotations sheets on the date of grant (which must be a “Business Day,” defined as a day on which The Stock Exchange of Hong Kong Limited is open for business of dealing in securities); (ii) the average closing price of MSIL shares as stated in The Stock Exchange of Hong Kong Limited’s daily quotations sheets for the five business days immediately preceding the date of grant, and (iii) the nominal value of an MSIL share.

The total number of shares in respect of the Share Option Scheme and any other share option scheme of MSIL and/or any of its subsidiaries, is not permitted to exceed 10% of the number of shares in issue at the date of adoption of the Share Option Scheme or such number of shares as result from a sub-division or consolidation of the number of shares at that date. MSIL may seek approval from its shareholders in general meeting to refresh this 10% limit, but the limit on the total number of MSIL shares that may be issued upon exercise of all outstanding options granted and yet to be exercised under the Share Option Scheme, together with all outstanding options granted and yet to be exercised under any other share option scheme(s) of MSIL and/or any of its subsidiaries, must not exceed 30% of the number of MSIL’s issued shares from time to time.  No option may be granted if such grant will result in said 30% limit being exceeded.  Options lapsed or cancelled in accordance with the terms of the Share Option Scheme or any other share option scheme(s) of MSIL and/or any of its subsidiaries are not counted for the purpose of calculating said 30%-limit.

The Share Option Scheme has other terms and conditions designed to comply with certain rules of The Stock Exchange of Hong Kong Limited.

On May 2, 2006, MSIL granted a total of 48,000,000 share options to purchase shares of MSIL, including (a) 1,000,000 share options to Mr. Cheng Chung Hing, Ricky, Chairman of the Board, President and Chief Executive Officer of the Company, (b) 1,000,000 share options to Mr. Cheng Tai Po, Vice Chairman of the Company, (c) 10,000,000 share options to Ms. Yan Sau Man, Amy, Sales Director of MSIL, (d) 10,000,000 share options to Mr. Hung Kwok Wing, Sonny, Assistant to Chairman and Director, and (e) 16,000,000 share options to other employees.  The exercise price of each share option is $0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006.

On September 18, 2006, MSIL granted a total of 20,000,000 share options to purchase shares of MSIL to other employees.  The exercise price of each share option is $0.0298 (HK$0.233), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including September 18, 2006.

On March 13, 2007, MSIL granted a total of 5,000,000 share options to Mr. Pak Wai Keung, Martin, Chief Financial Officer of the Company.  The exercise price of each stock option is $0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including March 13, 2007.

Pension Benefits Table and Nonqualified Deferred Compensation Table

We do not offer pension benefits and nonqualified deferred compensations and have, therefore, omitted the Pension Benefits table and Nonqualified Deferred Compensation table.

Director Compensation

Narrative to Director Compensation Table

No employee of the Company receives any compensation for his or her service as a Director.  The Company paid Mr. Lai Chau Ming, Matthew, Mr. Wong Gee Hang, Henry and Mr. Tsui King Chung $12,821 (HK$100,000) for their services as a non-employee director of the Company in fiscal 2007.

An amount of $500 (HK$3,900) is paid to each non-employee director for his participation in each Audit Committee meeting.

Director Compensation Table

The following table sets forth information with respect to compensation of our directors during fiscal 2007.

DIRECTOR COMPENSATION FOR FISCAL 2007(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Mr. Lai Chau Ming, Matthew	15,321	-	-	-	-	-	15,321
Mr. Wong Gee Hang, Henry	15,321	-	-	-	-	-	15,321
Mr. Tsui King Chung, Francis	15,321	-	-	-	-	-	15,321
_____________

(1)
All compensation values reported in the following Director Compensation Table are presented in US dollar.  However, the directors received all compensation in HK dollars.  The translation of Hong Kong dollar amounts into United States dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2007.  Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee were not formerly officers or employees and are not executives, of the Company or any of its subsidiaries, save as disclosed in “Certain Relationships and Related Transactions”.

Save as disclosed in “Certain Relationships and Related Transactions”, no executive officer of the Company, (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), (ii) served as a director of another entity outside the Group, one of whose executive officers served on the Company’s Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity outside the Group, one of whose executive officers served as a director of the Company.

Certain Relationships and Related Transactions

During the past three years, the Company did not make personal loans or advances to any executive officers.  All such prior advances were made on an interest free basis and without definitive repayment terms; the Company has not received advances from any director, executive officer or stockholder of the Company who is known by the Company to be beneficial owner of more than 5% of the Company’s Common Stock.

Mr. Lai Chau Ming, Matthew, a director of the Company, the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors of the Company, is Sales Associate Director at DBS Vickers.  MSIL holds certain securities that are quoted on The Stock Exchange of Hong Kong Limited and maintains a securities account with DBS Vickers.  Mr. Lai is in charge of such account.  MSIL pays standard brokerage fees to DBS Vickers when transaction occurs.  Mr. Lai has advised the Company that he receives a monthly commission from DBS Vickers, but that his performance on the MSIL account is insignificant towards the calculation of his commission.

Mr. Lai Chau Ming, Matthew, the Chairman of the Company’s Compensation Committee, and Mr. Cheng Tai Po, Vice Chairman of the Company, are directors of Shanghai Lujiazui Golf Club Co., Ltd and Grand City Hotel Investment Limited.  These companies are not related to the Group.

Mr. Lai Chau Ming, Matthew, the Chairman of the Company’s Compensation Committee, and Mr. Cheng Chung Hing, Ricky, Chairman of the Company, are directors of Grand City Hotel (Shenzhen) Co. Ltd. and China South Royal Restaurant (Shenzhen) Co. Ltd.  These companies are not related to the Group.

Mr. Pak Wai Keung, Martin, the Chief Financial Officer of the Company, Mr. Cheng Tai Po and Cheng Chung Hing, Ricky are directors of China Pearls and Jewellery City Holdings Limited (the “CP&J City Holdings”). The CP&J City Holdings is an investment holding company incorporated in Hong Kong, holding 100% equity interests in a wholly-owned foreign enterprise in the People’s Republic of China for the purpose of developing and managing a large scale, multi-purpose and modern international pearl and jewelry center.

Performance Graph

The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvested basis for the Common Stock of the Company, IWI Holding Limited (“IWI”), a peer issuer selected by the Company, and the AMEX Composite Index.  The graph assumes that $100 was invested in the Common Stock of each of the Company and IWI Holdings Limited, and in the AMEX Composite Index, on March 31, 2002.

The comparisons in this graph are required by the SEC and are not intended to forecast or be indicative of future stock price performance or the financial performance of the Company.  Stockholders are encouraged to review the Financial Statements of the Company contained in the accompanying annual report on Form 10-K for the fiscal year ended March 31, 2007.

	3/31/02	3/31/03	3/31/04	3/31/05	3/31/06	3/31/07
The Company’s Common Stock	$100	$94.83	$344.84	$647.44	$627.16	$648.71
IWI’s Common Stock	$100	$53.33	$40.00	$26.67	$30.00	$20.00
AMEX Composite Index	$100	$90.86	$138.03	$160.32	$212.63	$238.87

On August 8, 2005, we listed our shares on AMEX, and as a result we do not have a history of share price performance for the prior years on AMEX.  Accordingly, we continue to use IWI as a peer issuer for comparison as IWI is engaged primarily in the design, assembly, merchandising and wholesale distribution of jewelry.  In addition, we have incorporated the AMEX Composite Index for comparison purposes.

PROPOSAL 2

CONSIDERING ADOPTION OF MAN SANG HOLDINGS, INC
2007 STOCK OPTION PLAN

Overview

On June 26, 2007, the Company’s Board of Directors adopted and approved the Stock Option Plan, under which stock options may be granted to employees and consultants of the Company.

Description of the Stock Option Plan

The following is a summary of the material terms of the Stock Option Plan, and is qualified in its entirety by the full text of the Stock Option Plan, which is attached to this Proxy Statement as Appendix.

Purpose

The purpose of the Stock Option Plan is to promote the interests of participating employees and consultants and the performance of the Company and enabling the Company to attract and retain highly competent employees and consultants.

Eligibility

The Board or the Committee (as defined in the Stock Option Plan) shall grant the stock options to the employees and the consultants of the Company.  The employee to be considered for the grant of stock options is any person (including an officer) regularly employed by the Company or its subsidiaries in a managerial, professional or technical capacity on a full-time and salaried basis.  The consultant to be considered for the grant of stock options is any person who is a natural person who provides services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

Common Stock Subject to the Stock Option Plan

The maximum number of shares of Common Stock for which the stock options granted under the Stock Option Plan may be exercised is 1,500,000, subject to adjustments as provided in the Stock Option Plan. Common Stock subject to unexercised portions of any stock option granted under Stock Option Plan which expire or terminate or are cancelled may again be available for subsequent stock options under the Stock Option Plan.

Exercise of the Stock Options

Each stock option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the payment of the full exercise price of the Common Stock being purchased.  The exercise price may be paid by (a) cash in full payable to the Company concurrently with such exercise; (b) in whole or in part with the Common Stock, delivered in lieu of cash concurrently with such exercise or (c) a cashless exercise program that the Board or the Committee may approve, from time to time in its discretion.

The exercise price for each stock option granted under the Stock Option Plan shall be (a) determined by the Board or the Committee, (b) set forth in the option agreement and (c) not less than 100% of the Fair Market Value (as defined in the Stock Option Plan) of the Common Stock, on the date of the grant of the stock options.

The times, circumstances and conditions under which the stock options shall be exercisable shall be determined by the Board or the Committee in its sole discretion and set forth in the option agreement.

Term of the Stock Option Plan

The Stock Option Plan shall continue in effect for a term of ten years from the date of its adoption unless it is terminated in accordance with the terms of the Stock Option Plan.

Amendment of the Stock Option Plan

Subject to the Applicable Law (as defined in the Stock Option Plan), the Board may from time to time terminate, suspend or amend the Stock Option Plan in such respects as it may deem advisable, including any such amendment effected to conform to any change in the Applicable Law, or the stock options granted under the Stock Option Plan; provided, that, no such amendment shall change the following unless approved by the stockholders of the Company within twelve months following the date such amendment is adopted: (a) the maximum aggregate number of shares of Common Stock for which the stock options may be granted under the Stock Option Plan, except as required under any adjustment pursuant to the Stock Option Plan; (b) the requirements as to eligibility for participation in the Stock Option Plan in any material respect; or (c) extend the term of the Stock Option Plan.

New Plan Benefit

No stock options have been granted to date under the Stock Option Plan and future grants of the stock options by the Company under the Stock Option Plan to any particular person or group is not determinable at this time. If the stockholders approve the adoption of the Stock Option Plan, such grants of stock options shall be made at the discretion of the Board or the Committee.

Market Value of Common Stock

As of June 26, 2007, the market value of the Common Stock of the Company underlying the stock options was approximately $8.12, based upon the closing sale price as reported on the AMEX reported for such date.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of stock options that may be made under the Stock Option Plan based on existing United States federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant.  This summary is not complete and does not attempt to describe any state, local or non-United States tax consequences.

Stock options granted under the Stock Option Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) or non-qualified stock options.  Employees will not have taxable income upon the grant of an incentive stock options. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of the Common Stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of shares of Common Stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the shares of Common Stock.  However, if an employee disposes of shares of Common Stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the Common Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such shares of Common Stock.  The employee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the shares of Common Stock on the exercise date.  If the exercise price paid for the shares of Common Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We and our subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the shares of Common Stock. If an employee makes such a disqualifying disposition, we or our subsidiary will then be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

In contrast, upon the exercise of a non-qualified stock option, the optionee recognizes ordinary taxable income (subject to withholding) in an amount and to the difference between the fair market value of the shares of Common Stock on the date of exercise and the exercise price. The Company is entitled to a deduction in an amount equal to the income recognized by the optionee.  Upon any sale of such shares of Common Stock by the optionee, any difference between the sales price and the fair market value of the shares of the Common Stock on the date of exercise of the non-qualified stock option will be treated generally as capital gain or loss.

Registration or Exemption

We intend to register with the SEC, on or before June 30, 2008, the options issuable under the Stock Option Plan, and the shares issuable upon exercise of the options (the "Option Shares"), under a Registration Statement on Form S-8 (the "Form S-8").  Prior to such registration, we shall grant options under said Stock Option Plan only pursuant to exemptions from registration requirements under the Securities Act of 1933 (as amended), under Section 4(2) thereof or Rule 701 thereto, and shall not issue Option Shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MAN SANG HOLDINGS, INC. 2007 STOCK OPTION PLAN.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON AS INDEPENDENT AUDITORS

The Board of Directors has appointed Grant Thornton (“Thornton”) as independent auditors for the fiscal year ending March 31, 2007. Thornton serves as the Company’s independent auditors and will have one or more representatives at the Annual Meeting.  Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

               Moores Rowland Mazars (“Moores”) served as the Company’s independent auditors for fiscal years 2005 and 2006.  On May 31, 2007, Moores resigned as the Company’s independent auditors.  The Company engaged Thornton to serve as its independent auditors for the fiscal year ending March 31, 2007, effective June 1, 2007. The resignation of Moores and the engagement of Thornton were both approved by the Company’s Audit Committee. The Company reported the resignation of Moores and the engagement of Thornton in a Current Report on Form 8-K dated June 4, 2007 (the “Form 8-K”).

None of Moores’s reports on the Company’s consolidated financial statements for the fiscal years ended March 31, 2005 and March 31, 2006, contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, none of Thornton’s reports on the Company’s consolidated financial statements for the fiscal year ended March 31, 2007 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through the date of the Company’s termination of Moores, there were no disagreements between the Company and Moores on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Moores’s satisfaction would have caused Moores to make reference to the subject matter of the disagreements in connection with its reports; and no reportable events as defined in Item 304(a)(1)(v)(A) through (D) of Regulation S-K have occurred.

During the Company’s two most recent fiscal years and through the date of the Company’s engagement of Thornton on June 1, 2007, the Company has not consulted with Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

The Company provided Moores with a copy of the foregoing disclosures and received from Moores a letter stating its agreement with such disclosures. A copy of the letter from Moores was an exhibit to the Form 8-K we filed with the SEC on June 4, 2007.

Scope of Services

During fiscal 2007, the Company did not engage Moores or Thornton for any of the following services:  (a) bookkeeping or other services related to the accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution in kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser, or investment banking services; and (h) legal services and expert services unrelated to the audit.

Pursuant to the Audit Committee Charter, the Audit Committee pre-approves all audit and permitted non-audit services (including fees) that are to be performed for the Company by its independent auditor. The Audit Committee approved the nature and extent of all services provided by Moores in fiscal 2007.

Audit Fees

Audit services of Moores during fiscal 2007 included the examination of the consolidated financial statements of the Company, assessment of compliance with the disclosure requirements of notifiable transactions of MSIL under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, and services related to filings with the United States Securities and Exchange Commission and other regulatory bodies.  The aggregate fees for professional services rendered by Moores for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal 2007 are estimated to be $131,218 (HK$1,023,500).  Moores billed the Company $102,564 (HK$800,000) for the same services for fiscal 2006.

Tax Fees

The Company and several of its indirect subsidiaries also engaged Moores as their principal accountants for tax compliance.  The fees for such professional services rendered by Moores for fiscal 2007 is estimated to be $12,821 (HK$100,000). Moores billed the Company $12,821 (HK$100,000) for the same services for fiscal 2006.

Audit-Related and All Other Fees

The Company did not pay any audit-related and other fees to Moores for fiscal 2005, 2006 and 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS INDEPENDENT AUDITORS FOR THE COMPANY.

Stockholders Proposals for 2008 Annual Meeting

Any stockholder proposal intended for inclusion in proxy materials for the 2008 annual meeting of the stockholders must be received in proper form by the Company at its principal office no later than March 10, 2008.  If notice of a stockholder proposal submitted with respect to the 2008 annual meeting of the stockholders is received by the Company after May 25, 2008, the proxies will use their discretionary authority to vote on such proposal.

Other Matters

The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting.  If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote thereon in accordance with their best judgment.

Householding

The Company delivers a copy of its proxy materials to each stockholder, including those who share an address. Shareholders who share the same last name and address and want to receive only one copy of the proxy materials may request to receive a single copy by notifying the Company in writing no later than 30 days prior to the mailing of the proxy materials in July of each year at the following address: 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong. Attention: Secretary of the Company.

Annual Reports

A copy of the Company’s 2007 Annual Report to stockholders, which is the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007, accompanies this Proxy Statement.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors

                                                                                    /s/ Phyllis Chan
Phyllis Chan
Secretary

Hong Kong
July 9, 2007

Appendix

MAN SANG HOLDINGS, INC.
2007 STOCK OPTION PLAN

1.           Establishment and Purpose of this Plan.  Under this 2007 Stock Option Plan (this “Plan”) of Man Sang Holdings, Inc. (the “Company”), options (the “Options”) may be granted to eligible employees and consultants (the “Optionees”) to purchase shares of the Company’s common stock, par value US$0.001 per share (the “Common Stock”).  This Plan is designed to enable the Company and its subsidiaries to attract, retain and motivate selected Optionees by providing for or increasing the proprietary interests of such Optionees in the Company.  This Plan is not intended to affect and shall not affect any share option, equity-based compensation, or other benefits that the Company or its subsidiaries may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.           Common Stock Subject to this Plan.  The maximum number of shares of Common Stock for which Options granted hereunder may be exercised is 1,500,000, subject to adjustments as provided in Sections 6 and 9.  Common Stock subject to unexercised portions of any Option granted under this Plan which expire or terminate or are cancelled may again be available for subsequent Options under this Plan.  When the exercise price for an Option granted under this Plan is paid with previously outstanding Common Stock or with Common Stock as to which any Option is being exercised, as permitted in Section 4, the total number of shares of Common Stock for which Options may be granted under this Plan shall be irrevocably reduced by the total number of shares of Common Stock for which such Option is thus exercised, without regard to the number of Common Stock received or retained by the Company in connection with that exercise.

3.           Eligibility.

(a)           General Rule. The Board or the Committee (defined below in Section 8) shall grant the Options to the employees and the consultants of the Company.  The employee to be considered for the grant of Options hereunder is any person (including an officer) regularly employed by the Company or its subsidiaries in a managerial, professional or technical capacity on a full-time and salaried basis.  The consultant to be considered for the grant of Options hereunder is any person who is a natural person who provides services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)           Grant of Options. Subject to the provisions of this Plan, the Board or the Committee shall determine from the employees and consultants of the Company those individuals to whom Options under this Plan may be granted, the number of shares of Common Stock subject to each Option and the price (if any) to be paid for the Common Stock.  Each Option shall be evidenced by an option agreement signed by the Company and the Optionee (the “Option Agreement”).

4.           Options.

(a)           Maximum Option Term.  Each Option Agreement shall specify a term at the end of which the Option automatically expires, subject to early termination provided herein and therein; provided, that, no Option granted under this Plan may be exercised in whole or in part more than ten (10) years after its date of grant.

(b)           Exercise Price.

(i)           The exercise price for each Option granted hereunder shall be (A) determined by the Board (as defined below) or the Committee (as defined below), (B) set forth in the Option Agreement and (C) not less than one hundred percent (100%) of the Fair Market Value (as defined below) of the Common Stock, on the date of the grant of the Option.

(ii)           “Fair Market Value” of a share of Common Stock on a specified date means: (A) if the Common Stock is then traded on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), the closing price on such date of a share of the Common Stock as traded on such Exchange on which it is then traded; or (B) if the Common Stock is not then traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (1) the mean between the closing composite inter-dealer “bid” and “ask” prices for the Common Stock as quoted by NASDAQ or such successor quotation system on such date, or (2)

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if no “bid” and “ask” prices are quoted on such date, then on the next preceding date on which such prices are quoted; or (C) if the Common Stock is not then traded on the Exchange or quoted on the NASDAQ but is otherwise traded in the over-the-counter market, the mean between the composite inter-dealer “bid” and “ask” prices on such date; or (D) if sub-sections (A) to (C) do not apply, the fair market value, determined in good faith by the Board or the Committee.

(iii)           The per Common Stock exercise price of an Option shall not be below the par value of each Common Stock.

(c)           Exercise of Option.  The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Board or the Committee in its sole discretion and set forth in the Option Agreement.  The Board or the Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(d)           Minimum Exercise Requirements.  An Option may not be exercised for a fraction of a share.  The Board or the Committee may require in an Option Agreement that an Option be exercised as to a minimum number of shares of Common Stock, provided that such requirement shall not prevent an Optionee from purchasing the full number of shares of Common Stock as to which the Option is then exercisable.

(e)           Methods of Exercise.

(i)           Prior to its expiration pursuant to the terms of the applicable Option Agreement, and subject to the times, circumstances, and conditions for exercisability contained in the applicable Option Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the payment of the full exercise price of the Common Stock being purchased.  Unless otherwise provided in the applicable Option Agreement, payment for Common Stock purchased upon any exercise of an Option granted under this Plan shall be made by one (or approved by the Board or the Committee, a combination) of the following methods:

(A)           in full in cash payable to the Company concurrently with such exercise;

(B)           if and to the extent the Option Agreement so provides and the Company is not then prohibited from purchasing or acquiring shares of such Common Stock, in whole or in part with the Common Stock, delivered in lieu of cash concurrently with such exercise, that (1) are owned by the relevant Optionee who is purchasing the Common Stock pursuant to an Option, (2) are to be valued on the basis of the Fair Market Value (as defined in Section 4(b)(ii)) of the Common Stock, (3) are all, at the time of such delivery, free and clear of any and all claims, pledges, liens and encumbrances, and (4) are duly endorsed for transfer to the Company; provided, that, if payment of exercise price by Common Stock is permitted for the exercise of an Option granted under this Plan in accordance with the foregoing provision, the relevant Optionee may, in lieu of using the previously outstanding Common Stock, use some of the Common Stock as to which the Option is then being exercised; or

(C)           a cashless exercise program that the Board or the Committee may approve, from time to time in its discretion.

(ii)           The Board or the Committee shall have the discretion to exclude from an Option Agreement any method of payment set forth above.  The Company shall not be required to deliver Common Stock pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(f)           Termination of Continuous Service.  (i) The Board or the Committee may establish and set forth in the applicable Option Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service (as defined below).  The Board or the Committee may waive or modify these provisions at any time.  To the extent that an Optionee is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Common Stock underlying the

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unexercised portion of the Option shall revert to this Plan and become available for future Options.  In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement.

The following provisions shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of an Optionee’s Continuous Service:

(A)           Termination other than Upon Disability or Death or for Cause.  In the event of termination of an Optionee’s Continuous Service (other than as a result of Optionee’s death, disability, retirement or termination for Cause (as defined below)), the Optionee shall have the right to exercise an Option at any time within thirty (30) days following such termination to the extent the Optionee was entitled to exercise such Option at the date of such termination.

(B)           Disability.  In the event of termination of an Optionee’s Continuous Service as a result of his or her disability, the Optionee shall have the right to exercise an Option at any time within one (1) year following such termination to the extent the Optionee was entitled to exercise such Option at the date of such termination.

(C)           Retirement.  In the event of termination of an Optionee’s Continuous Service as a result of an Optionee’s retirement, the Optionee shall have the right to exercise the Option at any time within six (6) months following such termination to the extent the Optionee was entitled to exercise such Option at the date of such termination.

(D)           Death.  In the event of the death of an Optionee during the period of Continuous Service since the grant date of an Option as set forth in the Option Agreement, or within thirty (30) days following termination of the Optionee’s Continuous Service, the Option may be exercised, at any time within one (1) year following the date of the Optionee’s death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Optionee’s Continuous Service terminated.

(E)           Cause.  If the Board or the Committee determines that an Optionee’s Continuous Service was terminated due to Cause, the Optionee shall immediately forfeit the right to exercise any Option (whether or not exercisable as of the date of such termination) and such Option shall be considered immediately null and void.

(F)           Definitions.  For the purposes of this Plan, “Continuous Service” means the absence of any interruption or termination of service as an employee or consultant.  Continuous Service shall not be considered interrupted in the case of:  (1) sick leave; (2) military leave; (3) any other leave of absence approved by the Board or the Committee, provided, that, such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (4)  in the case of transfers between locations of the Company or between the Company or its subsidiaries.  Changes in status between service as an employee and a consultant will not constitute an interruption of Continuous Service.  “Cause” means for termination of an Optionee’s Continuous Service will exist if the Optionee is terminated from employment or other service with the Company for any of the following reasons: (1) the Optionee’s conviction of a felony or any crime involving moral turpitude, fraud or misrepresentation committed in connection with his or her employment or service with the Company; (2) the Optionee’s failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (3) the Optionee’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (4) the Optionee’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Optionee owes an obligation of non-disclosure as a result of his or her relationship with the Company; or (5) Optionee’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

5.           Non-transferability of Options.  Any Option granted under this Plan shall by its terms not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Optionee other than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by him or if the Optionee is disabled or deceased, by his guardian or duly authorized legal representative or estate.

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                  6.           Adjustments Upon Changes in Capitalization.

(a)           If the outstanding shares of Common Stock then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made at the sole discretion of the Board or the Committee in the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised.

(b)           In the event of any such transaction or event, the Board or the Committee may provide in substitution for any or all outstanding Options under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced.  In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to this Plan.

(c)           Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options.

(d)           Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of the Common Stock subject to any Option.

7.           Plan Duration.  This Plan shall continue in effect for a term of ten (10) years from the date of the adoption of this Plan unless this Plan is terminated under Section 11 below.

8.           Administration.

(a)           This Plan shall be administered by the Company’s board of directors (the “Board”) or, at the discretion of the Board, by a committee (the “Committee”) of not less than two members of the Board each of whom shall not at any time during his service as an administrator of this Plan be eligible to be considered for the grant of an Option.  The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee and fill vacancies on the Committee however caused.

(b)           The interpretation and construction by the Committee of any term or provision of this Plan, of any Option granted under it or the Option Agreement shall be final, unless otherwise determined by the Board, in which event such determination by the Board shall be final.  The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.  The Board or the Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the Option Agreement evidencing any option granted under this Plan.

(c)           Subject to the provisions of this Plan, the Board or, by delegation from the Board, the Committee, shall have full and final authority in its discretion to select the employees or consultants to be granted Options, to grant such Options and to determine the number of shares of Common Stock to be subject thereto, the exercise prices, the terms of exercise, the expiration dates and other pertinent provisions thereof.

9.           Corporate Reorganizations.

(a)           Upon (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company’s issue, or any combination thereof, (iii) a sale of substantially all assets of the Company to another corporation or person, or (iv) the acquisition of Common Stock representing more than eighty percent (80%) of the voting power of the Common Stock of the Company then outstanding by another corporation or person, this Plan shall terminate, and all Options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of this Plan and/or for the assumption of Options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

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(b)           If this Plan and unexercised Options shall terminate pursuant to paragraph (a) above, all persons entitled to exercise any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for paragraph (a), not yet be exercisable.

10.           Resales.  After the registration of the Common Stock for resale by the Optionees who are granted Options hereunder on a Form S-8 Registration Statement by the Company, the Common Stock issued on the exercise of an Option granted under this Plan may be freely resold without restrictions unless (a) otherwise specified in the Option Agreement or (b) the Optionee is deemed to be an “affiliate” of the Company (as defined in Rule 144 and Rule 405 of the United States Securities Act of 1933, as amended (the “Act”)) at the time of resale.  The Optionee who is deemed to be an “affiliate” of the Company may resell publicly the shares acquired upon exercise of an Option by complying with the terms and conditions of Rule 144 under the Act or pursuant to a separate registration statement under the Act.

11.           Amendment, Suspension and Termination of Plan.

(a)           Subject to legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, any applicable stock exchange or self regulatory organization rules or regulations, and the applicable laws of any other country or jurisdiction where Options are granted, as such laws, rules, regulations and requirements shall be in place from time to time (the “Applicable Law”), the Board may from time to time terminate, suspend or amend this Plan in such respects as it may deem advisable, including any such amendment effected to conform to any change in the Applicable Law, or the Options granted hereunder; provided, that, no such amendment shall change the following unless approved by the shareholders of the Company within twelve (12) months following the date such amendment is adopted:

(i)           the maximum aggregate number of Common Stock for which Options may be granted under this Plan, except as required under any adjustment pursuant to Section 6;

(ii)           the requirements as to eligibility for participation in this Plan in any material respect; or

(iii)           extend the term of this Plan.

(b)           no amendment, suspension, or termination of this Plan shall materially and adversely affect Options already granted unless either it relates to an adjustment pursuant to Section 6 above, or it is otherwise mutually agreed between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

12.           Legal Restrictions.  If in the opinion of legal counsel for the Company, the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option granted hereby shall be unlawful for any reason, including (but not by way of limitation) the inability or failure of the Company to obtain from any governmental authority or regulatory body any consent or approval deemed necessary by such counsel for such issuance or sale, the Company shall not be obligated and shall have no liability for failure, to issue or sell any Common Stock pursuant to the exercise of an Option to an Optionee or any other authorized person unless the Company receives evidence satisfactory to its legal counsel that the issuance and sale of the Common Stock shall not constitute a violation of any Applicable Law.  The Company shall in no event be obligated to take any action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such Common Stock to any Optionee or other authorized person.

13.           Choice of Law.  The validity, interpretation and administration of this Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Nevada.  Without limiting the generality of the foregoing, the period within which any action in connection with this Plan must be commenced shall be governed by the laws of the State of Nevada, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.  If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

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14.           Headings.  The headings in this Plan are for convenience only and are not to be used in interpreting the meaning or effect of any provisions hereof.

15.           No Stockholder Rights.  Neither an Optionee nor any transferee of an Optionee shall have any rights as a stockholder of the Company with respect to any Common Stock underlying any Option until the date of issuance of a stock certificate to an Optionee or a transferee of an Optionee for such Common Stock in accordance with the Company’s governing instruments and Applicable Law.  Prior to the issuance of Common Stock pursuant to an Option, an Optionee shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Common Stock underlying the Option, notwithstanding its exercise in the case of Options.  No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

16.           No Employment Rights.  This Plan shall not confer upon any Optionee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way an Optionee’s right or the Company’s right to terminate the Optionee’s employment, service, or consulting relationship at any time, with or without cause.

AS ADOPTED BY THE BOARD OF DIRECTORS OF MAN SANG HOLDINGS, INC., SUBJECT TO SHAREHOLDER APPROVAL, ON JUNE 26, 2007.

MAN SANG HOLDINGS, INC.

By:
Name/Title

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